UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

PAA Natural Gas Storage, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34722	27-1679071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1500, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Representatives of PAA Natural Gas Storage, L.P. (“PNG”) intend to make presentations at the following events:

•	Morgan Stanley MLP and Diversified Natural Gas Corporate Access Day in New York, NY on Wednesday, March 7, 2012; and

•	Raymond James Annual Institutional Investors Conference in Orlando, FL on Wednesday, March 7, 2012.

Such presentations will give an overview of PNG, including strategic positioning, organic growth activities, financial growth strategies and related matters. A live webcast of the Raymond James presentation will begin at approximately 12:10 p.m. EST on March 7 and will be available for a period of seven (7) days thereafter at the following weblink: http://www.wsw.com/webcast/rj72/paa/.

On the morning of March 7, 2012, prepared presentation materials for these events will be made available for viewing on PNG’s website at www.PNGLP.com under “Investor Relations – Presentations.” PNG does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.

	By:	PNGS GP LLC,
its general partner

Dated: March 6, 2012	By:	/s/ Richard McGee
Name: Richard McGee
Title: Vice President

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